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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of U.S. Restaurant Properties, Inc. on Form S-3 of our report dated March 19, 1998 appearing in the Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. for the year ended December 31, 1997; our report dated March 17, 1998, with respect to the combined statement of revenues of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Wendy's Acquisition) for the year ended December 31, 1997 appearing in the Current report on Form 8-K of U.S. Restaurant Properties Inc. dated March 20, 1998; our report dated June 9, 1998 with respect to the combined statement of revenues and certain expenses of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Ale House Acquisition) for the year ended December 31, 1997, our report dated August 3, 1998 with respect to the statement of revenues and certain expenses of the Property Sold to U.S. Restaurant Properties, Inc. by Austin Partners for the year ended December 31, 1997, our report dated August 6, 1998 with respect to the combined statement of revenues of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Minneapolis Teachers' Retirement Fund Association Acquisition) for the year ended June 30, 1997, our report dated August 18, 1998 with respect to the statement of revenues and certain expenses of the Property Sold to U.S. Restaurant Properties, Inc. by Frances M. Fisher for the year ended December 31, 1997, our report dated August 18, 1998 with respect to the combined statement of revenues and certain expenses of the Selected Properties Sold to U.S. Restaurant Properties, Inc. by Brulon Properties for the year ended December 31, 1997 and our report dated August 19, 1998 with respect to the combined statement of revenues and certain expenses of the Selected Properties Sold to U.S. Restaurant Properties, Inc. by Shoney's, Inc. for the year ended December 31, 1997 appearing in the Current Report on Form 8-K of U.S. Restaurant Properties, Inc. dated August 21, 1998; and our report dated September 28, 1998 with respect to the statement of revenues of the Property Sold to U.S. Restaurant Properties, Inc. by Hub Hill, Inc. for the year ended December 31, 1997, our report dated October 5, 1998 with respect to the statement of revenues and certain expenses of the Property Sold to U.S. Restaurant Properties, Inc. by Inwood Plaza Joint Venture for the year ended December 31, 1997, our report dated October 5, 1998 with respect to the combined statement of revenues and certain expenses of the Selected Properties Sold to U.S. Restaurant Properties, Inc. (Shoney's Acquisition) for the year ended December 31, 1997, our report dated October 5, 1998 with respect to the statement of revenues of the Property Sold to U.S. Restaurant Properties, Inc. by Ralph L. Mason Trust, Mack V. Colt Trust and Mack
C. Colt Trust FBO Ann V. Colt for the year ended June 30, 1998 and our report dated September 15, 1998 with respect to the statement of revenues and certain expenses of BUCA, Inc.-Wheeling, Illinois, for the period from May 31, 1997 (inception) through June 28, 1998 appearing in the Current Report on Form 8-K of U.S. Restaurant Properties, Inc. dated October 6, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP



Dallas, Texas
December 18, 1998